Exhibit 99.1

PRESS RELEASE
Source: Steel Excel Inc.

Steel Excel Inc. Reports 2015 Fourth Quarter Financial Results

WHITE PLAINS, N.Y., March 11, 2016 – Steel Excel Inc. (Nasdaq Capital Market: SXCL) (“Steel Excel”, “SXCL” or the “Company”), which operates Energy and Sports segments, today announced operating results for the fourth quarter and year ended December 31, 2015. The results are summarized in the following paragraphs. For a full discussion of the results, please see the Company's annual report on Form 10-K for the year ended December 31, 2015, which can be found at www.steelexcel.com.

Steel Excel reported net revenues of $24.6 million for the fourth quarter of 2015, as compared to $54.5 million for the same period of 2014. The Company incurred a loss from continuing operations before income taxes of $56.2 million in the fourth quarter of 2015, as compared to a loss of $33.7 million in the 2014 period. The net loss attributable to Steel Excel for the fourth quarter of 2015 was $65.1 million, or $5.74 per diluted common share, as compared to a net loss of $33.6 million, or $2.95 per diluted common share, for the same period in 2014.

For the year ended December 31, 2015, the Company reported net revenues of $132.6 million, as compared to $210.1 million in 2014. The Company incurred a loss from continuing operations before income taxes of $88.0 million in 2015, as compared to a loss of $19.5 million in 2014. The net loss attributable to Steel Excel for 2015 was $97.4 million, or $8.50 per diluted common share, as compared to a net loss of $23.8 million, or $2.04 per diluted common share, for 2014. At December 31, 2015, the Company had cash and marketable securities totaling $127.9 million.

The net loss for the fourth quarter and year ended December 31, 2015, includes goodwill and intangible asset impairment charges totaling $25.6 million in each period related to the Company's Energy segment and an impairment charge of $29.2 million and $59.8 million, respectively, related to marketable securities. Net income for the fourth quarter and year ended December 31, 2015, also includes a benefit from income taxes of $2.1 million and $6.3 million, respectively. The net loss for the fourth quarter and year ended December 31, 2014, includes a goodwill impairment charge of $36.7 million in each period related to the Company's Energy segment.

The Company generated Adjusted EBITDA of $0.1 million in the fourth quarter of 2015, as compared to Adjusted EBITDA of $9.6 million in the 2014 quarter, a decrease of $9.6 million or 99.2%. For the year ended December 31, 2015, the Company generated Adjusted EBITDA of $11.7 million, as compared to Adjusted EBITDA of $40.2 million in 2014, a decrease of $28.5 million, or 70.9%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

"Despite the significant impact the decline in the price of oil has had on our energy business and related investments this past year, we generated $11.7 million of adjusted EBITDA and have a strong balance sheet with $127.9 million of cash and marketable securities at year end," said Warren Lichtenstein, Chairman. "We have aggressively managed our costs and are positioned to continue to be competitive in this new environment with the ability to take advantage of opportunities as they arise.

"Our sports business is under new leadership and positioned for growth in 2016," continued Mr. Lichtenstein. "This past year we had over 120,000 athletes participate in our programs and we developed the Steel Coaching System to ensure that we offer a first class sports experience with a focus on helping youth athletes reach their potential."

On March 11, 2016, the Company notified the Nasdaq Stock Market of its intention to voluntarily delist its common stock, with associated preferred stock purchase rights, from the Nasdaq Capital Market.  The Company intends to cease trading on Nasdaq at the close of business on March 31, 2016.  After the effective date of delisting, the Company intends to file a Form 15 with the Securities and Exchange Commission to voluntarily effect deregistration of its securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.  The Company's obligation to file current and periodic reports with the Securities and Exchange Commission ("SEC") will be terminated the same day upon the filing of the Form 15 with the SEC.  The Company is eligible to deregister its common stock, with associated preferred stock purchase rights, because it has fewer than 300 stockholders of record.

Financial Summary

Statements of Operations Data:

	Three Months Ended		Year Ended
	December 31		December 31
	2015	2014	2015	2014
	(in thousands, except per-share data)
Net revenues	$24,645	$54,482	$132,620	$210,148
Gross profit	$3,424	$14,281	$26,615	$58,029
Operating loss	$(32,211)	$(33,552)	$(40,667)	$(23,403)

Loss from continuing operations before income taxes	$(56,216)	$(33,717)	$(88,004)	$(19,522)
Benefit from income taxes	2,056	2,417	6,323	1,323
Loss from equity method investees	(11,284)	(2,668)	(16,102)	(6,070)
Net loss from continuing operations	(65,444)	(33,968)	(97,783)	(24,269)
Income from discontinued operations	—	506	—	506
Net loss	(65,444)	(33,462)	(97,783)	(23,763)
Net loss (income) attributable to non-controlling interests in consolidated entities	297	(143)	376	(44)
Net loss attributable to Steel Excel Inc.	$(65,147)	$(33,605)	$(97,407)	$(23,807)

Net loss attributable to Steel Excel Inc. per share of common stock - basic	$(5.74)	$(2.95)	$(8.50)	$(2.04)
Net loss attributable to Steel Excel Inc. per share of common stock - diluted	$(5.74)	$(2.95)	$(8.50)	$(2.04)

Balance Sheet Data:

	December 31, 2015	December 31, 2014
	(in thousands)
Cash and marketable securities	$127,896	$190,367
Restricted cash	21,639	21,311
Property and equipment	95,793	107,187
Goodwill and intangible assets	32,813	66,646
Other investments	28,370	58,585
Other assets	38,311	32,850
Total assets	$344,822	$476,946

Total liabilities	$76,967	$119,428
Total stockholders' equity	267,855	357,518
Total liabilities and stockholders' equity	$344,822	$476,946

Segment Results

	Three Months Ended		Year Ended
	December 31		December 31
	2015	2014	2015	2014
	(in thousands)
Net revenues:
Energy	$21,000	$50,841	$111,397	$191,608
Sports	3,645	3,641	21,223	18,540
Total net revenues	$24,645	$54,482	$132,620	$210,148

Operating income (loss) before goodwill and other asset impairments:
Energy	$(1,214)	$7,966	$2,478	$29,889
Sports	(1,784)	(1,265)	(3,354)	(2,161)
Total segment operating income (loss)	(2,998)	6,701	(876)	27,728
Corporate and other business activities	(3,591)	(3,587)	(14,169)	(14,465)
Impairment of goodwill and intangible assets	(25,622)	(36,666)	(25,622)	(36,666)
Impairment of marketable securities	(29,155)	—	(59,781)	—
Interest expense	(572)	(709)	(2,455)	(3,177)
Other income (expense), net	5,722	544	14,899	7,058
Income (loss) from continuing operations before income taxes	$(56,216)	$(33,717)	$(88,004)	$(19,522)

Supplemental Non-GAAP Disclosures

Consolidated Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31		December 31
	2015	2014	2015	2014
	(in thousands)
Net loss attributable to Steel Excel	$(65,147)	$(33,605)	$(97,407)	$(23,807)
Net income (loss) attributable to non-controlling interests in consolidated entities	(297)	143	(376)	44
Net loss	(65,444)	(33,462)	(97,783)	(23,763)
Interest expense	572	709	2,455	3,177
Benefit from income taxes	(2,056)	(2,417)	(6,323)	(1,323)
Depreciation and amortization	5,845	6,029	23,613	24,156
Impairment of goodwill and intangible assets	25,622	36,666	25,622	36,666
Impairment of marketable securities	29,155	—	59,781	—
Loss from equity method investees	11,284	2,668	16,102	6,070
Income from discontinued operations	—	(506)	—	(506)
Non-cash stock-based compensation	819	502	3,157	2,807
Other expense (income), net	(5,722)	(544)	(14,899)	(7,058)
Consolidated Adjusted EBITDA	$75	$9,645	$11,725	$40,226

Adjusted EBITDA by Segment

	Three Months Ended		Year Ended
	December 31		December 31
	2015	2014	2015	2014
	(in thousands)
Energy	$4,205	$13,573	$24,382	$52,419
Sports	(1,358)	$(843)	(1,645)	(535)
Corporate and other business activities	(2,772)	(3,085)	(11,012)	(11,658)
Total	$75	$9,645	$11,725	$40,226

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA". The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about Steel Excel, its business, and its financial condition. The Company defines Adjusted EBITDA as net income from continuing operations before the effects of realized and unrealized gains or losses, interest income or expense, income taxes, and depreciation and amortization, and excludes certain non-recurring and non-cash items including stock-based compensation. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting, and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized and unrealized losses, interest income or expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses;

•	Adjusted EBITDA does not reflect the Company's interest income or expense;

•	Adjusted EBITDA does not reflect the Company's income tax provision or benefit or the cash requirements to pay its income taxes;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not include stock-based compensation;

•	Adjusted EBITDA does not include goodwill and other asset impairments;

•	Adjusted EBITDA does not include the income or losses of equity-method investees;

•	Adjusted EBITDA does not include the attribution of income or loss to non-controlling interests;

•	Adjusted EBITDA does not include discontinued operations; and

•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing the Company.

Adjusted EBITDA is derived from net income attributable to Steel Excel, and that calculation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

 About Steel Excel

Steel Excel, through its two business segments, Energy and Sports, is committed to acquiring, strengthening and growing profitable businesses. The Energy segment provides drilling and production services to the oil and gas industry. The Sports segment is a social impact organization that strives to provide a first-class youth sports experience emphasizing positive experiences and instilling the core values of discipline, teamwork, safety, respect, and integrity.

The Company is based in White Plains, N.Y. (Nasdaq Capital Market: SXCL). Website: www.steelexcel.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current expectations and projections about its future results, performance, prospects, and opportunities. The Company has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2016 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to, our ability to deploy our capital in a manner that maximizes stockholder value; the ability to identify suitable acquisition candidates or business and investment opportunities; the inability to realize the benefits of our net operating losses; the ability to consolidate and manage our newly acquired businesses; fluctuations in the price of oil and other factors resulting in volatility for the demand for our services, especially in our Energy segment; the hazardous nature of operations in the oilfield services industry, which could result in personal injury, property damage or damage to the environment; environmental and other health and safety laws and regulations, including those relating to climate change, and general economic conditions. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2015, for information regarding risk factors that could affect the Company's results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

CONTACT:	James F. McCabe, Jr.
Chief Financial Officer
(212) 520-2300
jmccabe@steelpartners.com